Exhibit 1.1

GENCORP INC.

7,500,000 Shares of Common Stock

Underwriting Agreement

November 17, 2004

J.P. Morgan Securities Inc.
     As Representative of the several
     Underwriters listed in Schedule I hereto
277 Park Avenue
New York, NY 10172

Ladies and Gentlemen:

     GenCorp Inc., an Ohio corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "Underwriters”), for whom you are acting as representative (the "Representative”), an aggregate of 7,500,000 shares of common stock, par value $0.10 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 1,125,000 shares of common stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The shares of common stock of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the “Stock”. The Stock, including the Shares, will have attached thereto the rights (the “Rights”) evidenced by the Stock to the extent provided in the Rights Agreement, as amended as of January 20, 1997 (the "Rights Agreement”), between the Company and The Bank of New York, as successor rights agent, as of the date hereof.

     The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act”), a shelf registration statement on Form S-3 (File No. 333-90850) including the related base prospectus, relating to certain of its debt and equity securities (including the Shares) and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Shares pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The term "Registration Statement” means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term “Base Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement. The term “Preliminary Prospectus” means a preliminary prospectus supplement specifically relating to the Shares, together with the Base Prospectus. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any

Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriters that:

     (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information is described as such in Section 7(b) hereof.

     (b) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Option Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information is described as such in Section 7(b) hereof.

     (c) Incorporated Documents. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) Authorization of Agreement. The Company has all requisite corporate or other power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.

     (e) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights; the Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued.

     (f) Corporate Status of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio with full corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”).

     (g) Corporate Status of Subsidiaries. Each of the Company’s subsidiaries (the “Subsidiaries”) is listed on Schedule 1(h) — Part 1 hereto and each of the Company’s Significant Subsidiaries is listed on Schedule 1(h) — Part 2 hereto. Each of the Significant Subsidiaries has been duly organized, is validly existing and is in good standing in the jurisdiction of its incorporation, formation or organization, as applicable, with full corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each of the Significant Subsidiaries has been duly authorized and validly issued and are owned directly or indirectly by the Company, except as otherwise disclosed in the Prospectus and on Schedule 1(h) — Part 2 hereto. All such shares are fully paid and nonassessable, and all such shares owned by the Company are owned free and clear of any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature except as otherwise disclosed in the Prospectus and on Schedule 1(h) — Part 2 hereto (each, a “Lien”). Except as disclosed in the Prospectus and on Schedule 1(h) — Part 2 hereto, there are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interests in, any Significant Subsidiary. For purposes of this Agreement, the term

”Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act except that the references to “10 percent” in such definition shall be deemed to be “5 percent” and such calculation shall be made as of August 31, 2004.

     (h) Capitalization. The Company has an authorized capitalization as set forth in the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

     (i) Absence of Defaults. Neither the Company nor any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any “Significant Subsidiary” of the Company is in violation of or in default under its certificate or articles of incorporation or by-laws, or other organizational documents.

     (j) Absence of Conflicts. None of the issuance, delivery and sale of the Shares the execution, delivery or performance of this Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, license, qualification, authorization or other order or decree of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for those as have been obtained, the registration of the sale of the Shares under the Securities Act, and compliance with the securities laws or Blue Sky laws of various jurisdictions), (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries, (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any of the Agreements and Instruments, (iv) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or (v) will result in the creation or imposition of any Lien upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any of the Agreements and Instruments to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, with such exceptions in the case of clauses (i), (iii), (iv) and (v) as could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

     (k) Legal Proceedings. Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body pending against the Company or any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially and adversely affect the performance of the Company’s obligations pursuant to this Agreement or the Shares and, to the Company’s knowledge, no such proceedings which could reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially and adversely affect the performance of the Company’s obligations pursuant to this Agreement or the Shares, are contemplated or threatened. No action has been taken with respect to the Company or any Subsidiary, and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency and no injunction, restraining order or other order of any court of competent jurisdiction has been issued with respect to the Company or any Subsidiary that prevents the issuance of the Shares, prevents or suspends the use of the Registration Statement or prevents or suspends the sale of the Shares.

     (l) Independent Auditors. Ernst & Young LLP, who has certified or shall certify certain of the financial statements included, incorporated by reference or deemed to be incorporated by reference in the Prospectus, are independent auditors as required by the Securities Act.

     (m) Financial Statements. The consolidated financial statements of the Company, together with related schedules and notes as set forth or incorporated by reference or deemed to be incorporated by reference in the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries on the basis stated in the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, subject, in the case of interim financial statements, to normal year-end adjustments; the pro forma financial information included, incorporated by reference or deemed to be incorporated by reference in the Prospectus has been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial information to be included in a registration statement filed under the Securities Act and has been properly compiled on the pro forma basis described therein; the assumptions used in the preparation of such pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein; and the other financial information and data derived from the books and records of the Company and the Subsidiaries included, incorporated by reference or deemed to be incorporated by reference in the Prospectus are in all material respects accurately presented and prepared on a basis consistent with such financial statements and such books and records of the Company and the Subsidiaries. The selected financial information included in the Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in or incorporated by reference into the Prospectus, except as otherwise stated therein and except, in the case of interim financial statements and information, for normal year-end adjustments.

     (n) Absence of Change. Except as disclosed in the Prospectus, subsequent to the date of the most recent financial statements of the Company included or incorporated by reference in the Prospectus, neither the Company nor any of the Subsidiaries has (x) incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole, (y) declared or made any dividend or distribution of any kind to any holder of its capital stock, or (z) entered into any transaction, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole; and there has not been any material adverse change, or any development involving or which may reasonably be expected to involve a prospective material adverse change, in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the business, results of operations or properties of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

     (o) Title to Property. Except as otherwise set forth in the Prospectus or such as would not have a Material Adverse Effect, each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all Liens, except Liens for taxes not yet due and payable. All the property described in the Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, except as would not have a Material Adverse Effect.

     (p) Licenses and Permits. The Company and each of the Significant Subsidiaries has such permits, licenses, franchises and authorizations of all foreign, Federal, state and local governmental or regulatory authorities (“permits”) as are in all material respects necessary to own or lease, as the case may be, its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Significant Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualifications as may be set forth in the Prospectus.

     (q) Intellectual Property. Except as disclosed in the Prospectus, the Company and each of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not have a Material Adverse Effect, and the Company has no reasonable basis to believe that the conduct of its and its Subsidiaries’ business will conflict with any such rights of others which could reasonably be expected to have a Material Adverse Effect and other than as described in the Prospectus, neither the Company nor any Subsidiary has received any notice of any claim of conflict with any such rights of others which, if such assertion of conflict were sustained, could have a Material Adverse Effect.

     (r) Accounting Controls and Methodology. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the tax accounting method used by the Company and its Subsidiaries to report income from membership contracts is the proper method of accounting for United States federal income tax purposes and is in accordance with agreements reached with the Internal Revenue Service.

     (s) Environmental Laws. Except as described in the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect: (i) neither the Company nor any

Subsidiary is in violation of any foreign, Federal, state or local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products (“Materials of Environmental Concern”), or otherwise relating to the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations; (ii) neither the Company nor any Subsidiary has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to such violation in the future; (iii) there is no pending or, to the Company’s knowledge, threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney’s fees or penalties relating to (x) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any Subsidiary, now or in the past, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, “Environmental Claims”); and (iv) there are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any Environmental Claim against the Company or any Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary has retained or assumed either contractually or by operation of law.

     (t) Tax Returns. The Company and each of its Significant Subsidiaries have filed all material tax returns required to be filed, other than those filings being contested in good faith, and neither the Company nor any Significant Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than taxes or assessments being contested in good faith in appropriate proceedings where adequate reserves therefor have been established in accordance with generally accepted accounting principles.

     (u) Statistical Information. The statistical and market-related data included in the Prospectus are based on or derived from sources that the Company and its Subsidiaries believe to be reliable and accurate.

     (v) Stabilization. Neither the Company nor any of its affiliates (as defined in Rule 501(b) under the Securities Act) (each an “Affiliate”), nor any person acting on its or their behalf (other than the Underwriters and their Affiliates, as to whom no representation is made) has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the manipulation or unlawful stabilization of the price of any securities of the Company to facilitate the sale of the Shares.

     (w) Margin Shares. None of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     (x) Investment Company. The Company is not required to register as an “investment company” or as an “affiliate” of an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”).

     (y) Insurance. The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar industries.

     (z) ERISA. Except as disclosed in the Prospectus, the Company and each of its Subsidiaries is in compliance in all material respects with the provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any of its Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     (aa) Absence of Labor Dispute. Except as disclosed in the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, has been threatened.

     (bb) No Registration Rights. There are no holders of securities (debt or equity) of the Company, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company, who in connection with the issuance, sale and delivery of the Shares and the execution, delivery and performance of this Agreement, have the right to request the Company to register securities held by them under the Securities Act.

     (cc) Solvency. The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Company does not have unreasonably small capital.

     (dd) Compliance With Laws. The Company and its Subsidiaries have conducted and are conducting their business in compliance with all applicable federal, state and local laws, rules, regulations, decisions, directives and orders, except where the failure to do so would not have a Material Adverse Effect.

     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth in Schedule I hereto opposite its name at a purchase price of $15.20 per share (the “Purchase Price”).

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Option Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,125,000 Option Shares at the Purchase Price plus accrued interest, if any, to the date of payment and delivery. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of the Prospectus Supplement. Any exercise notice shall specify the number of Option Shares to be purchased by the Underwriters and the date on which such Option Shares are to be purchased. Unless otherwise agreed, each purchase date must be at least two business days after the written notice is given (and may not be earlier than the closing date for the Underwritten Shares) nor later than ten business days after the date of such notice. On each day, if any, that Option Shares are to be purchased (an "Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional Shares as you may determine) that bears the same proportion to the total number of Option Shares to be purchased on such Option Closing Date as the number of Underwritten Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Underwritten Shares.

     The Company hereby agrees that, without the prior written consent of the Representative, on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus Supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Shares under this Agreement, (B) the issuance of shares of Common Stock or the granting of options by the Company pursuant to the Company’s employee benefit plans existing on the date hereof, (C) the issuance of convertible subordinated debentures due 2024 in a private offering as contemplated in the Prospectus under the heading “Summary—Recent Developments” or any additional convertible subordinated debentures due 2024 issued pursuant to the same indenture, (D) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security issued pursuant to clause (C) above or otherwise outstanding on the date hereof (which include the Company’s outstanding 53/4% convertible subordinated notes due 2007 and 4% contingent convertible subordinated notes due 2024) of which the Underwriters have been advised in writing, or (E) no more than 7,500,000 shares of Common Stock issued as consideration in connection with a merger, acquisition or other business combination or in connection with a joint venture, provided that (i) the Company may not issue Common Stock pursuant to this clause (E) until 30 days after the date of the Prospectus Supplement and (ii) the recipients of such shares shall execute and deliver to the Representative on behalf of the Underwriters a lock-up agreement setting forth their agreement to the restrictions contained in this paragraph.

     3. Terms of Offering. You have advised the Company that the Underwriters will make an offering of the Shares purchased by the Underwriters hereunder on the terms to be set forth in the Prospectus, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

     4. Payment and Delivery. Payment for the Underwritten Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such

Underwritten Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 23, 2004, or at such other time on the same or such other date, not later than December 2, 2004, as shall be agreed upon by the Company and you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

     Payment for any Option Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Option Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than December 24, 2004, as shall be agreed upon by the Company and you.

     The Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, for the account of the Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

     5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Underwritten Shares on the Closing Date (or the Option Shares on the Option Closing Date, as the case may be) are subject to the following conditions:

     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be:

     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company’s securities or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries taken as one enterprise, from that set forth in the Prospectus (exclusive of any amendment or supplement thereto) provided to prospective purchasers of the Shares that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

     (b) The Underwriters shall have received on the Closing Date (or the Option Closing Date, as the case may be) a certificate, dated as of such date and signed by the Chief Executive Officer and the principal financial officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date.

     Each officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

     (c) The Underwriters shall have received on the Closing Date (or the Option Closing Date, as the case may be) an opinion of (i) Shaw Pittman LLP, outside counsel for the Company, dated as of such Closing Date, to the effect set forth in Exhibit A-1 and (ii) Mark Whitney, Vice President, Law, Deputy General Counsel and Assistant Secretary of the Company, dated as of such Closing Date, to the effect set forth on Exhibit A-2. Such opinions shall be rendered to the Underwriters at the request of the Company and shall so state therein.

     (d) The Underwriters shall have received on the Closing Date (or the Option Closing Date, as the case may be) an opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance reasonably satisfactory to the Underwriters.

     (e) The Underwriters shall have received on the Closing Date (or the Option Closing Date, as the case may be) an opinion of Winston & Strawn LLP, environmental counsel for the Underwriters, as to certain environmental matters in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit B.

     (f) The Underwriters shall have received on each of the date hereof and the Closing Date (or the Option Closing Date, as the case may be) a letter, dated the date hereof or as of such Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, with respect to the financial information contained in the Prospectus relating to the Company containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Prospectus; provided that, in the case of the letters delivered on such Closing Date relating to the Company, such letters shall use a “cut-off date” not earlier than three business days prior to such Closing Date.

     (g) The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and each of the executive officers and directors of the Company listed on Schedule II hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date (and the Option Closing Date, as the case may be).

     (h) The Company, Deutsche Bank Trust Company Americas and the lenders signatory thereto shall have entered into an amendment (“Amendment”) to the Company’s Amended and Restated Credit Agreement, dated as of December 28, 2000 and amended and restated as of October 2, 2002 (as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement and Limited Waiver and Consent dated as of July 29, 2003, that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of August 25, 2003, that certain Amendment No. 3 to Amended and Restated Credit Agreement and Limited Waiver dated as of December 31, 2003, that certain Amendment No. 4 to Amended and Restated Credit Agreement, Consent And Waiver dated as of August 30, 2004, that certain Amendment No. 5 to Amended and Restated Credit Agreement dated as of October 13, 2004 and that certain Amendment No. 7 to Amended and Restated Credit Agreement dated as of November 3, 2004), to permit the issuance of the Shares and the use of proceeds of such offering as described under “Use of Proceeds” in the Prospectus Supplement, which Amendment shall be in full force and effect as of the Closing Date (or the Option Closing Date, as the case may be).

     (i) The Shares shall have been accepted for listing on the New York Stock Exchange, subject to notice of issuance, and have been reserved for issuance by the Company.

     (j) The Registration Statement shall be effective on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act; and any requests by the Commission for additional information with respect to the Registration Statement or the Prospectus shall have been complied with to the reasonable satisfaction of the Representative.

     (k) The Underwriters shall have received such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters and such other certificates and documents as the Underwriters may reasonably have requested in writing, including, without limitation, such certificates and documents requested to be furnished by the Company.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to Shearman & Sterling LLP, counsel for the Underwriters.

     The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization, execution and authentication of the Option Shares to be sold on such Option Closing Date and other matters as you may reasonably request.

     6. Covenants of the Company. In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants with each Underwriter as follows:

     (a) The Company will furnish to you in New York City, without charge, as promptly as practicable but no later than 4:00 p.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

     (b) For so long as the Underwriters have a prospectus delivery obligation under the Securities Act or applicable law, before amending or supplementing the Prospectus, the Company will furnish to you a copy of each such proposed amendment or supplement and will not use any such proposed amendment or supplement to which you reasonably and timely object.

     (c) If, during such period after the date hereof and prior to the date on which all of the Shares shall have been sold by the Underwriters, any event shall occur or condition exist as a result of which it is necessary in the reasonable opinion of either the Company or the Underwriters to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or to amend or supplement the Prospectus to comply with applicable law, the Company will prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

     (d) The Company will cooperate with you and its counsel in connection with the qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company will not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

     (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Shares and all other fees or expenses in connection with the preparation of each Prospectus and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) the costs and charges of any transfer agent or registrar, (v) the cost of the preparation, issuance and delivery of the Shares, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (vii) the document production charges and expenses associated with printing this Agreement and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7, and the last paragraph of Section 9, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, travel and lodging expenses of the Initial Purchasers and their representatives (except that the expense of any aircraft chartered for purposes of the road show shall be solely for the Company’s account), and transfer taxes payable on sale of any of the Shares by them.

     (f) The Company will cooperate with the Representative and use its best efforts to permit the Shares to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

     (g) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”

     (h) For as long as the Shares are outstanding or a period of two years from the Closing Date, whichever is shorter, the Company will furnish to the Representative copies of annual reports and copies of all other documents, reports and information furnished by the Company to the Trustee, the holders of Shares or its shareholders generally or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Securities Act or the Exchange Act; provided that any such documents, reports and information that are filed with the Commission pursuant to the Commission’s EDGAR filing system shall be deemed to have been provided to the Representative upon such filing.

     (i) The Company will cause all of the Shares to be listed on the New York Stock Exchange for as long as any shares of the Common Stock are listed on the New York Stock Exchange.

     (j) Neither the Company nor any affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Shares in a manner which would require the registration under the Securities Act of the Shares.

     (k) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares.

7. Indemnification and Contribution. (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; provided, however, that the Company shall not be liable to any Underwriter under this indemnity agreement in this paragraph (a) with respect to any untrue statement in or omission from any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Shares to a person as to whom it shall be established by the Company that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented in any case where such delivery is required by applicable law if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was identified in writing at such time to such Underwriter and corrected in the Prospectus as then amended or supplemented.

     (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information in the table under the first paragraph, the sixth, eleventh, twelfth, thirteenth and fourteenth paragraphs and the first two sentences of the fifteenth paragraph under the caption “Underwriting.”

     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

     (f) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers, directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     8. Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case maybe, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

     9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date, or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Underwritten Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Underwritten Shares which it or they have agreed to purchase hereunder on such date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Underwritten Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Underwritten Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Option Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (a) terminate their obligation hereunder to purchase the Option Shares to be sold on such Option Closing Date or (b) purchase not less than the number of

Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     11. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours, GENCORP INC.
By:	/s/ Kari Van Gundy
Kari Van Gundy
Vice President, Treasurer

Accepted as of the date hereof:
J.P. MORGAN SECURITIES INC.
Acting severally on behalf of itself and the several
     Underwriters named in Schedule I hereto.

By: J.P. MORGAN SECURITIES INC.

By:	/s/ Richard F. Pllhemus
Richard F. Pollhemus
Vice President

SCHEDULE I

Underwritten Shares
Underwriters	to be Purchased
J.P. Morgan Securities Inc.	4,275,000
Wachovia Capital Markets, LLC	3,037,500
BNY Capital Markets, Inc.	187,500

Total	7,500,000

[Additional Schedules and Exhibits Omitted]

[Exhibit